										Exhibit 99.1

Tropicana Entertainment Inc.
Property Information
Net Revenues and Reconciliation of Operating Income to Adjusted EBITDA
(in millions) (unaudited)

For the nine months ended September 30, 2011
	Trop AC	Evansville	Trop Laughlin	River Palms	MontBleu	Baton Rouge	Lighthouse	Jubilee	Aruba	Corporate	Total
Net revenues	$212.2	$94.4	$45.0	$18.8	$32.0	$53.7	$7.4	$10.4	$3.7	—	$477.6

Operating income	$4.4	$20.0	$8.4	$(0.7)	$2.4	$10.4	$(0.2)	$2.2	$(1.7)	$(9.5)	$35.7
Depreciation & amortization	9.6	5.3	2.5	0.7	1.1	3.1	0.9	0.7	0.3	0.5	24.7
Business disruption (1)	3.4	—	—	—	—	—	0.3	0.4	—	—	4.1
Property adjustments (2)	1.4	—	—	—	—	—	—	—	—	(0.7)	0.7
Adjusted EBITDA	$18.8	$25.3	$10.9	—	$3.5	$13.5	$1.0	$3.3	$(1.4)	$(9.7)	$65.2

For the period from March 8, 2010 through September 30, 2010
	Trop AC	Evansville	Trop Laughlin	River Palms	MontBleu	Baton Rouge	Lighthouse	Jubilee	Aruba	Corporate	Total
Net revenues	$183.4	$69.9	$34.8	$15.7	$25.2	$39.7	$6.5	$8.8	$0.1	—	$384.1

Operating income	$13.3	$12.6	$4.4	$(2.1)	$2.3	$4.2	$(0.2)	$1.5	$(0.3)	$(12.4)	$23.3
Depreciation & amortization	10.1	4.4	2.6	0.9	1.0	3.3	1.1	0.7	—	0.4	24.5
Property adjustments (2)	—	—	—	—	—	—	—	—	—	(1.8)	(1.8)
Adjusted EBITDA	$23.4	$17.0	$7.0	$(1.2)	$3.3	$7.5	$0.9	$2.2	$(0.3)	$(13.8)	$46.0

For the period from March 8, 2010 through December 31, 2010
	Trop AC	Evansville	Trop Laughlin	River Palms	MontBleu	Baton Rouge	Lighthouse	Jubilee	Aruba	Corporate	Total
Net revenues	$257.4	$98.5	$49.1	$21.7	$34.0	$56.3	$9.1	$12.3	$0.6	—	$539.0

Operating income	$15.2	$5.3	$5.9	$(2.6)	$2.1	$(1.1)	$(0.6)	$1.9	$(1.6)	$(19.2)	$5.3
Depreciation & amortization	14.6	6.4	3.7	1.4	1.4	4.8	1.6	1.0	0.1	0.5	35.5
Impairments and other	—	10.5	—	—	—	5.0	—	—	—	3.7	19.2
Goodwill impairment	—	—	—	—	—	1.7	—	—	—	—	1.7
Property adjustments (2)	—	—	—	—	—	—	—	—	—	(2.9)	(2.9)
Adjusted EBITDA	$29.8	$22.2	$9.6	$(1.2)	$3.5	$10.4	$1.0	$2.9	$(1.5)	$(17.9)	$58.8

Last Twelve Months ended September 30, 2011
	Trop AC	Evansville	Trop Laughlin	River Palms	MontBleu	Baton Rouge	Lighthouse	Jubilee	Aruba	Corporate	Total
Net revenues	$286.2	$123.0	$59.3	$24.8	$40.8	$70.3	$10.0	$13.9	$4.2	—	$632.5

Operating income	$6.3	$12.7	$9.9	$(1.2)	$2.2	$5.1	$(0.6)	$2.6	$(3.0)	$(16.3)	$17.7
Depreciation & amortization	14.1	7.3	3.6	1.2	1.5	4.6	1.4	1.0	0.4	0.6	35.7
Impairments and other	—	10.5	—	—	—	5.0	—	—	—	3.7	19.2
Goodwill impairment	—	—	—	—	—	1.7	—	—	—	—	1.7
Business disruption (1)	3.4	—	—	—	—	—	0.3	0.4	—	—	4.1
Property adjustments (2)	1.4	—	—	—	—	—	—	—	—	(1.8)	(0.4)
Adjusted EBITDA	$25.2	$30.5	$13.5	—	$3.7	$16.4	$1.1	$4.0	$(2.6)	$(13.8)	$78.0

(1)
The Company estimates that it suffered business disruption losses caused by Hurricane Irene at Tropicana AC ($3.4 million)and by Mississippi River flooding at Lighthouse Point ($0.3 million) and Jubilee ($0.4 million).

(2)	Property adjustments include discontinued operations and other non-operating charges.

Tropicana Entertainment Inc.
Property Information
2012 Budgeted Capital Expenditures
(in millions) (unaudited)

	Growth	Maintenance	Total
Trop AC	$35.5	$15.0	$50.5
Evansville	5.0	5.0	10.0
Trop Laughlin	5.0	5.0	10.0
River Palms	—	1.0	1.0
MontBleu	—	2.5	2.5
Baton Rouge	—	4.0	4.0
Lighthouse	4.0	1.0	5.0
Jubilee	—	—	—
Aruba	10.0	1.5	11.5
Corporate	—	2.0	2.0
Total	$59.5	$37.0	$96.5

Our planned capital expenditures are preliminary estimates and discretionary; Tropicana Entertainment Inc. may decide to spend more or less than the amounts described above.

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP measurement. The Company defines Adjusted EBITDA as earnings before interest income and expense, income taxes, depreciation and amortization, asset impairment costs, write-downs, gain (loss) on sale of certain assets, minority interest, certain charges at our Tropicana AC property, and including losses from discontinued operations. In addition, the Company has estimated the business interruption impact related to property closures caused by Hurricane Irene in Tropicana AC and by Mississippi River floods at Lighthouse and Jubilee. Not all of the aforementioned benefits and costs occur in each reporting period, but have been included in the definition based on historical activity.

The Company uses Adjusted EBITDA as the primary measure of the total Company's and the individual operating properties' performance. Adjusted EBITDA is presented because management believes that it is a widely used measure of operating performance in the gaming industry. The presentation of Adjusted EBITDA has economic substance because it is used by management as a performance measure to analyze the performance of its business. Management believes some investors consider Adjusted EBITDA to be a useful measure in determining a company's ability to service or incur indebtedness and for estimating a company's underlying cash flows from operations before capital costs, taxes and capital expenditures. Adjusted EBITDA also approximates the measures used in the debt covenants within the Company's debt agreements.

EBITDA measures, such as Adjusted EBITDA may not be calculated in the same manner by all companies and, accordingly, may not be an appropriate measure of comparing performance among different companies. Adjusted EBITDA should not be construed as an alternative of operating income, as an indicator of the Company's operating performance, or as any other measure of performance determined in accordance with GAAP. See the above supplemental information tables for a reconciliation of Operating Income to Adjusted EBITDA.